UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

_________________________

Date of Report: July 6, 2005

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On July 6, 2005, MIVA, Inc. (the “Company”) issued a press release entitled “MIVA Announces Eniro as First Private Label Partner in Europe” in connection with the execution of a Technology License and Services Agreement on July 1, 2005, pursuant to which MIVA (UK) Limited along with Espotting Scandinavia AB, both wholly owned subsidiaries of the Company, will provide MIVA’s private label Pay-Per-Click service to Eniro AB (“Eniro”) and certain of its subsidiaries in the Nordic region and the simultaneous sale of assets of Espotting Scandinavia AB to Eniro Sverige AB, a wholly owned subsidiary of Eniro, pursuant to an Asset Purchase Agreement, dated June 23, 2005, and made effective on July 1, 2005. The assets sold consisted of, among other things, an advertiser database, distribution partner contracts, certain software licenses and certain fixed assets and were sold for a purchase price of 500,000 Euro. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 6, 2005, entitled “MIVA Announces Eniro as First Private Label Partner in Europe.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: July 11, 2005	By:	/s/ Craig A. Pisaris-Henderson
Craig A. Pisaris-Henderson Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 6, 2005, entitled “MIVA Announces Eniro as First Private Label Partner in Europe.”